Exhibit 23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-82344, 333-69052, 333-72964, 333-48680, 333-31217, and
33-77286) of Aphton Corporation and in the related Prospectuses of our report dated March 21, 2002, with respect to the financial statements of Aphton Corporation included in this Annual Report (Form 10-K/A) as of and for the eleven months ended December 31, 2001.

                                           /s/ Ernst & Young LLP


Miami, Florida
July 11, 2002